Exhibit 99.1

  California Pizza Kitchen Announces Financial Results for the First Quarter Ended April 3, 2005; Increases Earnings per Fully Diluted
              Share Guidance for 2005 to $1.13 to $1.15

    LOS ANGELES--(BUSINESS WIRE)--April 28, 2005--California Pizza Kitchen, Inc. (Nasdaq:CPKI) today reported revenues and earnings for the first quarter ended April 3, 2005. Highlights for the first quarter of 2005 relative to the same quarter last year were as follows:

    --  Total revenues grew 11.9% to $110.3 million

    --  Comparable store sales increased 9.3%

    -- Net income of $4.3 million, or $0.22 per fully diluted share, compared to net income of $4.2 million, or $0.22 per fully diluted share

    Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "We are pleased with our results for the first quarter which are a by-product of a transition that is still underway, but one we believe has a sturdy foundation. Our menu innovation, focus on operational excellence and new restaurant performance are central to our strategic framework which stresses discipline, accountability and quality in everything we do. As we enter the second phase of our transition, we'll continue to build on this foundation and focus on leveraging our brand and balance sheet to position stockholders for significant long-term value."
    First quarter average weekly sales for the Company's 141 full service restaurants increased 9.8% to $60,382 compared to $54,982 in the same quarter last year. Average weekly sales for the three months ended April 3, 2005 for the restaurants in the Classes of 2002, 2003 and 2004 increased by 10.7%, 5.3% and 3.6%, respectively, while average weekly sales for the five restaurants in the Class of 2005 were $88,865.
    Rosenfield and Flax continued, "The overall results in our Class of 2002 and positive comparable sales turnaround in our Class of 2003 were particularly gratifying during the first quarter. As we move forward, our goal will be to continue momentum in these restaurants, which in addition to our growth initiatives, will allow us to deliver sustainable margin leverage." Rosenfield and Flax concluded, "In addition, although we are in the early stages of analyzing the financial performance of our 2004 and 2005 Classes, these restaurants are showing all the day-part and mix characteristics we had hoped for which is very promising."
    During the first quarter of 2005, the Company opened five new restaurants in Monterey, CA; Bakersfield, CA; Warrenville, IL; Huntington Beach, CA and Charlotte, NC.
    For the second quarter of 2005, the Company expects to add three new restaurants. These activities, together with anticipated comparable store sales growth of 5.0% to 6.0%, are expected to result in earnings per fully diluted share in the range of $0.26 to $0.28. The Company also increased guidance for the full year of 2005 to $1.13 to $1.15.
    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive appetizers, pastas, salads, soups and sandwiches. The average guest check is approximately $12.39. The chain operates, licenses or franchises 176 restaurants as of April 28, 2005, of which 146 are company-owned and 30 operate under franchise or license agreements. The Company also owns the LA Food Show concept which operates one location in Manhattan Beach, California. California Pizza Kitchen also has a licensing arrangement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Our actual results may differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are the execution of our expansion strategy, the continued availability of qualified employees, the maintenance of reasonable food and supply costs and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



     Selected Unaudited Consolidated Financial and Operating Data
   (Dollars in thousands, except for per share and operating data)


                                              April 3,      March 28,
                                                2005          2004
                                           -------------- ------------
                                                           (restated)
Statement of Income:
Revenues:
  Restaurant sales                              $109,418      $97,753
  Franchise and other revenues                       900          877
                                           -------------- ------------
    Total revenues                               110,318       98,630

Costs and expenses:
  Cost of sales                                   26,957       23,986
  Labor                                           41,115       36,462
  Direct operating and occupancy                  21,976       19,755
                                           -------------- ------------
    Total restaurant operating costs              90,048       80,203

  General and administrative                       7,509        6,724
  Depreciation and amortization                    5,552        5,464
  Pre-opening costs                                1,101           64
  Loss on impairment of property and
   equipment                                          26            -

                                           -------------- ------------
Operating income                                   6,082        6,175

Other income (expense):
  Interest income                                    195           96
  Equity in net loss of unconsolidated
   joint venture                                     (21)         (37)
                                           -------------- ------------
    Total other income (expense)                     174           59
                                           -------------- ------------

Income before income tax provision                 6,256        6,234
Income tax provision (benefit)                     1,985        2,018
                                           -------------- ------------
Net income                                        $4,271       $4,216
                                           ============== ============
Net income per common share:
  Basic                                            $0.22        $0.22
  Diluted                                          $0.22        $0.22

Shares used in computing net income per
 common share (in thousands):

  Basic                                           19,280       18,993
  Diluted                                         19,596       19,081

Operating Data:
Restaurants open at end of period                    175          168
Company-owned restaurants open at
 end of period                                       145          139
Average weekly company-owned full
 service restaurant sales                        $60,382      $54,982
18 month comparable company-owned
 restaurant sales increase                           9.3%         7.2%





                                              April 3,   March 28,
                                                2005       2004
                                            ----------- ----------
                                                        (restated)
Statement of Income Percentages (1):
Revenues:
  Restaurant sales                                99.2%      99.1%
  Franchise and other revenues                     0.8%       0.9%
                                            ----------- ----------
    Total revenues                               100.0%     100.0%

Costs and expenses:
  Cost of sales                                   24.6%      24.5%
  Labor                                           37.6%      37.3%
  Direct operating and occupancy                  20.1%      20.2%
                                            ----------- ----------
    Total restaurant operating costs              82.3%      82.0%

  General and administrative                       6.8%       6.8%
  Depreciation and amortization                    5.0%       5.5%
  Pre-opening costs                                1.0%       0.1%
  Loss on impairment of property and
   equipment                                       0.0%       0.0%

                                            ----------- ----------
Operating income                                   5.5%       6.3%

Other income (expense):
  Interest income                                  0.2%       0.1%
  Equity in net loss of unconsolidated
   joint venture                                   0.0%       0.0%
                                            ----------- ----------
    Total other income (expense)                   0.2%       0.1%
                                            ----------- ----------

Income before income tax provision                 5.7%       6.3%
Income tax provision (benefit)                     1.8%       2.0%
                                            ----------- ----------
Net income                                         3.9%       4.3%
                                            =========== ==========

(1) Percentages are expressed as a percentage of total revenues, except for restaurant costs and expenses, which are expressed as a percentage of restaurant sales.



           Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)

Selected Consolidated Balance
 Sheet Information                                April 3,  January 2,
                                                     2005      2005
                                                 ---------------------

Cash and cash equivalents                          $14,068    $17,719
Marketable securities                               26,415     26,415
Total assets                                       252,108    241,804
Shareholders' equity                               172,589    167,035




                    California Pizza Kitchen, Inc.
                             Units Summary

                         Total Units at                 Total Units at
                         --------------                 --------------
First Quarter 2005         Jan. 2, 2005  Opened  Closed  April 3, 2005
---------------------------------------------- -------  --------------
Company owned full service
 domestic                          137      5       1(a)          141
Company owned ASAP domestic          4                              4
Franchised domestic                 20      -       -              20
Franchised international            10      -       -              10
                            ------------------ -----------------------
Total                              171      5       1             175
                            ------------------ -----------------------

(a) Store closed end of business day on January 2, 2005.


To aid in a full understanding of our performance, we provide full service restaurant class operating data for the 94 stores opened prior to 2002 (Pre-2002), the 18 stores opened in 2002 (Class of 2002), the 20 stores opened in 2003 (Class of 2003), the four stores opened in 2004 (Class of 2004) and the five stores opened in 2005 (Class of 2005).


                   California Pizza Kitchen, Inc.
                      Supplemental Information



                             Weekly  Restaurant Restaurant  Restaurant
                              Sales     Sales   Operating    Operating
First Quarter 2005    # of   Average            Margin (1)    Margin %
                      Stores           (,000)     (,000)       (2)
---------------------------- ------- ---------- ---------- ----------



Pre-2002
 Q1, 2005               94   65,872   79,789    15,730      19.7%
 Q1, 2004               94   60,413   73,825    14,983      20.3%
 Year over year change          9.0%     8.1%      5.0%      (60) bps
 Q4, 2004               94   63,917   83,741    18,255      21.8%

Class of 2002
 Q1, 2005               18   51,582   12,070     1,935      16.0%
 Q1, 2004               18   46,584   10,901     1,511      13.9%
 Year over year change         10.7%    10.7%     28.1%      210  bps
 Q4, 2004               18   52,060   13,119     2,227      17.0%

Class of 2003
 Q1, 2005               20   40,909   10,636     1,147      10.8%
 Q1, 2004               22   38,851   11,111       876       7.9%
 Year over year change          5.3%    -4.3%     30.9%      290  bps
 Q4, 2004               22   40,801   12,555     1,639      13.1%

Class of 2004
 Q1, 2005               4    52,408    2,725       254       9.3%
 Q1, 2004               1    50,574      657       109      16.6%
 Year over year change          3.6%   314.8%    133.0%     (730) bps
 Q4, 2004               4    57,885    2,911       404      13.9%

Class of 2005
 Q1, 2005               5    88,865    2,768       198       7.2%

Total full service
 Q1, 2005               141  60,382  107,989    19,265      17.8%
 Q1, 2004               135  54,982   96,494    17,480      18.1%
 Year over year change          9.8%    11.9%     10.2%      (30) bps
 Q4, 2004               138  58,499  112,326    22,526      20.1%
----------------------


(1) Restaurant operating margin is defined as restaurant sales less restaurant operating costs.

(2) Restaurant operating margin percentages are expressed as a percentage of restaurant sales.

    CONTACT: California Pizza Kitchen
             Sarah Grover (media) or Sue Collyns (investors)
             310-342-5000